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                                                                      EXHIBIT 21


                           CONSULIER ENGINEERING, INC.

                       LIST OF SUBSIDIARIES OF REGISTRANT

                                   State of
       Subsidiary               Incorporation                Names
       ----------               -------------                -----

 SOUTHEAST AUTOMOTIVE              Florida               Southeast Tools
ACQUISITION CORPORATION

   CONSULIER BUSINESS              Florida               None
     SERVICES, INC.

   C-6 PRODUCTS, INC.              Florida               None